As filed with the Securities and Exchange Commission on March 16, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A/A

Amendment No. 1 to

Registration Statement on Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

GOLDMAN SACHS BDC, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2176593
(State of incorporation or organization)	(IRS Employer Identification No.)

200 West Street, New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of Exchange on which class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-187642

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

Goldman Sachs BDC, Inc. (the “Company”) hereby amends its Form 8-A filed with the Securities and Exchange Commission on March 29, 2013 to amend and restate Item 1 and Item 2 as set forth below.

Item 1. Description of Registrant’s Securities to be Registered

The description of the Company’s shares of common stock, $0.001 par value per share, contained in the section entitled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form N-2, as initially filed with the Securities and Exchange Commission on March 29, 2013, as amended from time to time, is hereby incorporated by reference herein. Any form of prospectus to such Registration Statement that includes such description and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 16, 2015	GOLDMAN SACHS BDC, INC.

	By:	/s/ Jonathan Lamm

		Name:	Jonathan Lamm
		Title:	Chief Financial Officer and Treasurer